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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cyril J. Yansouni and John T. Kurtzweil, and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments to this report on Form 10-K, and to file with same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report on Form 10-K has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

         Signature                  Title                          Date
         ---------                  -----                          ----
/s/ Cyril J. Yansouni       Chief Executive Officer           December 17, 1997
---------------------       (Principal Executive Officer)
Cyril J. Yansouni           and Chairman of the Board of
                            Directors

/s/ John T. Kurtzweil       Vice President, Finance           December 17, 1997
---------------------       and Chief Financial Officer
John T. Kurtzweil           (Principal Financial and
                            Accounting Officer)

/s/ William J. Almon        Director                          December 17, 1997
--------------------
    William J. Almon

/s/ Michael L. Hackworth    Director                          December 17, 1997
------------------------
    Michael L. Hackworth

/s/ John G. Linvill         Director                          December 17, 1997
------------------------
    John G. Linvill

/s/ Matthew J. O'Rourke     Director                          December 17, 1997
------------------------
    Matthew J. O'Rourke

/s/ Frederic Schwettmann    Director                          December 17, 1997
------------------------
    Frederic Schwettmann


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